Exhibit 23




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-50447 and Post-Effective Amendment No. 1 to Registration Statement No. 333-54025 of Columbus Southern Power Company on Form S-3 of our reports dated March 5, 2004 (which reports express unqualified opinions and include an explanatory paragraph concerning the adoption of new accounting pronouncements in 2003), appearing in and incorporated by reference in this Annual Report on Form 10-K of Columbus Southern Power Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Columbus, Ohio
March 10, 2004